FOR IMMEDIATE RELEASE

Contact:

Marc Brailov

MicroStrategy Incorporated

(703) 770-1670

(mbrailov@microstrategy.com)

MicroStrategy Reports 19 Percent Increase in

Revenues and 23 Percent Increase in License

Revenues in 2003

GAAP Profitable in Q4 2003; Best Revenue Quarter in Three Years

MCLEAN, Va., January 29, 2004 – MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ended December 31, 2003 (the fourth quarter of its 2003 fiscal year), reporting GAAP profitability and significant revenue growth from the preceding year. Full year 2003 revenues were $175.6 million versus $147.8 million in 2002, a 19 percent increase. License revenues in 2003 were $77.2 million versus $62.9 million in 2002, a 23 percent increase.

In terms of both overall and license revenues, the fourth quarter of 2003 was MicroStrategy’s best quarter in three years. In the fourth quarter, revenues increased by approximately 23 percent and license revenues grew by approximately 14 percent, in comparison to the same period last year. This marked the fifth consecutive quarter of year-over-year license revenue growth.

Fourth quarter 2003 revenues were $51.7 million versus $42.0 million in the fourth quarter of 2002 and $42.8 million in the third quarter of 2003. Fourth quarter 2003 license revenues were $23.4 million versus $20.5 million in the fourth quarter of 2002 and $17.7 million in the third quarter of 2003. Net income attributable to common stockholders for the fourth quarter of 2003, determined in accordance with Generally Accepted Accounting Principles (GAAP), was $17.5 million, or $1.02 per share on a diluted basis. This result included a non-cash income tax benefit from a change in the deferred tax valuation allowance of $5.2 million and a non-cash benefit from discontinued operations of $0.8 million. Fourth quarter 2003 income from operations was $12.5 million versus $4.5 million in the fourth quarter of 2002 and $7.0 million in the third quarter of 2003.

“By all objective financial measures, 2003 was an outstanding year for MicroStrategy, and Q4 was a particularly solid quarter,” said MicroStrategy President and CFO Eric F. Brown. “In 2003, our revenue growth was healthy; our license revenue growth especially robust; and the year was finished as it was started, with MicroStrategy being GAAP profitable.”

“MicroStrategy starts 2004 as a financially strong company with very positive market awareness and momentum,” said MicroStrategy Chairman and CEO Michael J. Saylor. “With the recent release of

MicroStrategy Report ServicesTM, we are extending our offerings beyond business analytics to the fast-growing enterprise-reporting space. We now offer an industrial-strength business intelligence platform that provides integrated reporting, analysis and information delivery. Customers are responding very positively to MicroStrategy Report Services, and we believe 2004 is shaping up to be an exciting year.”

Added 201 New Customers and New Deals

New customers and new deals with existing customers in Q4 2003 included:

Agriliance, LLC, Albertsons, Inc., Applebee’s International, Inc., AutoTrader.com, Bank of Montreal, Barnesandnoble.com, CareerBuilder, Inc., Cascade Natural Gas Company, CCC Information Services Group Inc., Cox Communications, Darden Corporation, First Franklin Financial Corporation, Giorgio Armani Corporation, Grange Insurance, Guess?, Inc., H&R Block, Inc., Hannaford Bros. Co., Hawaii Medical Service Association, IMS Health Incorporated, Ingenix, Inc., Lowe’s Companies, Inc., The May Department Stores Company, Meijer, Inc., Metropolitan Life Insurance Co., Michaels Stores, Inc., National Institutes of Health, Novartis Pharmaceuticals, R. H. Donnelley Corporation, Shaw Industries, Inc., Spectrum Health, State of Tennessee, The Wet Seal, Inc., TRX Data Services, Inc., Twentieth Century Fox Television, Universal Studios, Verizon Communications.

Examples of Noteworthy Customer Deals from Q4 2003:

Agriliance

Agriliance, LLC (www.agriliance.com) of St. Paul, MN has selected the MicroStrategy Business Intelligence Platform for their enterprise business intelligence environment. Against an Oracle 9 database, over 600 users will utilize the MicroStrategy platform to track and assess business data across the sales, marketing and financial functions. End users will gain an enhanced ability to track and assess their business in today’s dynamically changing agribusiness environment.

AutoTrader.com

AutoTrader.com, the Internet’s leading auto classifieds marketplace and consumer information website, selected MicroStrategy Report Services for enterprise-wide reporting and analysis. Over 800 AutoTrader.com employees will run reports against a 7-terabyte data warehouse and will use MicroStrategy Report Services for sales analysis and reporting to improve operational efficiencies and competitive insight.

Grange Insurance

Grange Insurance, a property and casualty insurer, has expanded its deployment of the MicroStrategy platform as its enterprise-wide standard for reporting and analysis. More than 300 associates, including internal marketing, pricing and customer management personnel, access product sales, transaction and customer interaction data via the Web to analyze and identify areas of improvement in product design and customer management, and to recognize cross and up-sell opportunities. With the addition of MicroStrategy Report Services, Grange associates have an integrated reporting solution that provides a single dashboard for each individual agent with pixel perfect printing quality.

Hawaii Medical Service Association

Hawaii Medical Service Association (HMSA), a nonprofit, mutual benefit society founded in 1938, has selected MicroStrategy for their Corporate Business Intelligence solution. The company will utilize the MicroStrategy platform to track and assess business data across clinical and financial areas to provide end users with greater insight into the company’s benefit costs. HMSA selected the MicroStrategy platform for its scalability and functionality.

Meredith Corporation

Meredith Corporation (NYSE: MDP), one of the nation’s leading media and marketing companies with businesses centering on magazine and book publishing, television broadcasting, and interactive and integrated marketing, selected MicroStrategy for enterprise-wide enhanced customer analysis. The MicroStrategy platform will enable Meredith Corporation to perform query and reporting applications through a user-friendly Web interface against a Teradata® data warehouse. With the new MicroStrategy-based applications, Meredith Corporation will be able to conduct a wide range of Web-enabled reports and investigative data patterns and a full scope of query and statistical analyses.

Metropolitan Life

Metropolitan Life has expanded its deployment of the MicroStrategy platform for sales reporting and analysis. Approximately 1,500 users, including underwriters, sales managers and marketing personnel perform sales analysis against an IBM DB2 data warehouse. In the most recent deployment, MetLife is utilizing the MicroStrategy platform to track and assess business data across its Individual Business department to provide end users with greater insight into business operations.

MicroStrategy’s Strategic Partnerships

Signed 29 Agreements with Systems Integrators and OEMs (Original Equipment Manufacturers)

New partners include:

C3i, Incorporated, CGE&Y, CGI, Inc., Cognizant Technology Solutions, CSI, Dynix, HR Vista, JaiTech Systems, Inc., Jelecos Systems, Inc., Vivare, Inc., and XeoMatrix Incorporated.

MicroStrategy Releases Breakthrough Business Intelligence Reporting Technology

In November 2003, MicroStrategy released its breakthrough business intelligence reporting technology, MicroStrategy Report Services, which allows the extension of high-value business intelligence to the whole enterprise, and is specifically designed to appeal to non-technical users. The new technology is winning high praise from MicroStrategy customers and partners for its ability to deliver a wide range of enterprise report types. MicroStrategy Report Services simplifies the deployment of business intelligence applications throughout a large organization – to all its employees, customers, and suppliers. It provides content-rich, user-friendly reports that can enrich existing business intelligence applications and ease the creation of numerous new ones. MicroStrategy Report Services can deliver scorecards to executives, ‘managed metrics’ reports to business-unit leaders, business performance reports to divisional managers, operational reports to all personnel, and invoices and statements to external consumers.

In November, MicroStrategy won two 2003 DM Review Readership Awards for the categories of Analytic Applications, Business Performance Management and Web Analytics and Business Intelligence. MicroStrategy was the only company to win multiple awards from the readers of this leading trade publication. “Each year our highly informed readers identify the companies that provide industry-leading solutions. Our readers recognize the quality of MicroStrategy’s Business Intelligence Platform for overall business intelligence, as well as for analytic applications,” said Jean Schauer, Editor in Chief of DM Review. “We sincerely congratulate MicroStrategy and commend them for their commitment to excellence.”

Outlook and Financial Guidance Information

The following statements are subject to risks and uncertainties described at the end of this press release. Management guidance for 2004 contained herein is valid as of the date of this press release only and supersedes any previously announced guidance as to the company’s expectations for financial results for 2004.

(in millions, except for per share data)	Q1 2004 Range	Full Year 2004 Range
Revenue	$40.0 – $43.0	$185.0 – $195.0

Net Income	$ 2.5 – $ 4.5	$ 28.8 – $ 33.2

GAAP diluted earnings per share	$0.14 – $0.26	$ 1.70 – $ 1.90
GAAP diluted weighted average shares outstanding	17.0 – 17.5	17.0 – 17.5

Additional Financial Information

Amortization of intangible assets	$(0.02) – $(0.02)	$(0.07) – $(0.07)

Total of Additional Financial Information	$(0.02) – $(0.02)	$(0.07) – $(0.07)

MicroStrategy will be discussing its fourth quarter 2003 results on a conference call today beginning at approximately 5:30 p.m. EST. To access the conference call dial 877-597-9704 (domestically) or 706-364-6550 (internationally) and mention Michael Saylor as Chairperson. A live Webcast and replay of the conference call will be available at http://www.microstrategy.com/investor. A 48-hour replay of the call will also be available by dialing 800-642-1687 (domestically) or 706-364-6550 (internationally), conference ID4803489.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Leading Fortune 2000 companies are integrating MicroStrategy’s industrial-strength software into virtually all facets of their businesses. The MicroStrategy Business Intelligence Platform™ distills vast amounts of data into vital, probing insight to help drive cost-efficiency, productivity, customer relations and revenue-generation. MicroStrategy offers exceptional capabilities — excellent scalability, powerful analytics, user-friendly query and reporting features and an outstanding, easy-to-use Web interface. Top companies are using MicroStrategy to cost-effectively harness large, multi-terabyte databases; empower thousands of employees at all operational levels; and extend the benefits of business intelligence enterprise-wide and beyond to customers, partners and suppliers.

MicroStrategy has over 2,300 enterprise-class customers, including General Motors, Best Buy, Lowe’s Home Improvement Warehouse, Yahoo!, Visa International, Wells Fargo, Telecom Italia, AT&T Wireless Group and Aventis. MicroStrategy also has relationships with over 500 systems integrators and application development and platform partners, including IBM, PeopleSoft, Sun, and HP. MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information or to purchase or demo MicroStrategy’s software, visit MicroStrategy’s Web site at http://www.microstrategy.com.

MicroStrategy, MicroStrategy 7, MicroStrategy Business Intelligence Platform, MicroStrategy 7i, and MicroStrategy Report Services are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including its estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i and MicroStrategy Report Services software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Twelve Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues
Product licenses	$23,403	$20,466	$77,221	$62,865
Product support and other services	28,269	21,503	98,356	84,962

Total revenues	51,672	41,969	175,577	147,827

Cost of Revenues
Product licenses	899	841	3,240	2,925
Product support and other services	6,388	6,122	24,745	24,975

Total cost of revenues	7,287	6,963	27,985	27,900

Gross profit	44,385	35,006	147,592	119,927

Operating Expenses
Sales and marketing	16,846	13,150	57,475	48,179
Research and development	6,048	7,851	27,684	26,297
General and administrative	8,955	7,571	32,580	27,635
Restructuring and impairment charges	—	1,434	1,699	4,198
Amortization of intangible assets	16	512	182	3,195

Total operating expenses	31,865	30,518	119,620	109,504

Income from operations	12,520	4,488	27,972	10,423

Financing and Other Income (Expense)
Interest income	99	119	644	728
Interest expense (note 1)	(61)	(2,363)	(5,109)	(8,413)
Loss on investments	—	—	—	(523)
Reduction in estimated cost of litigation settlement	—	—	—	11,396
Gain (loss) on early extinguishment of notes payable	—	2,089	(31,069)	6,750
Gain on contract termination	—	—	—	16,837
Other income, net	449	356	307	2,109

Total financing and other income (expense)	487	201	(35,227)	28,884

Income (loss) from continuing operations before income taxes	13,007	4,689	(7,255)	39,307
(Benefit) provision for income taxes	(3,722)	59	(2,587)	1,190

Net income (loss) from continuing operations	16,729	4,630	(4,668)	38,117

Discontinued Operations
Gain on discontinued operations	765	—	765	—

Net income (loss)	17,494	4,630	(3,903)	38,117

Dividends, accretion, and beneficial conversion feature on convertible preferred stock	—	—	—	(6,874)
Net gain on refinancing of series B, C and D convertible preferred stock	—	—	—	36,135
Net income (loss) attributable to common stockholders	$17,494	$4,630	$(3,903)	$67,378

Basic earnings (loss) per share
Continuing operations	$1.05	$0.34	$(0.31)	$3.20
Discontinued operations	$0.05	$—	$0.05	$—

Net income (loss) attributable to common stockholders	$1.10	$0.34	$(0.26)	$3.20

Basic weighted average shares outstanding	15,950	13,591	14,804	11,676

Diluted earnings (loss) per share
Continuing operations	$0.98	$0.33	$(0.31)	$3.12
Discontinued operations	$0.04	$—	$0.05	$—

Net income (loss) attributable to common stockholders	$1.02	$0.33	$(0.26)	$3.12

Diluted weighted average shares outstanding	17,152	13,837	14,804	11,986

(1)	Interest expense for the three months ended December 31, 2003 and 2002, includes discount amortization expense on notes payable of $0 and $1,033, respectively. Interest expense for the twelve months ended December 31, 2003 and 2002, includes discount amortization expense on notes payable of $2,137 and $2,098, respectively.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2003	December 31, 2002
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$51,882	$15,036
Restricted cash	747	6,173
Accounts receivable, net	30,993	28,195
Prepaid expenses and other current assets	3,888	5,076
Deferred tax assets, net	1,807	495

Total current assets	89,317	54,975

Property and equipment, net	16,113	18,471
Goodwill and intangible assets, net	604	789
Capitalized software development costs, net	3,693	4,414
Deposits and other assets	1,380	1,224
Deferred tax assets, net	3,686	—

Total Assets	$114,793	$79,873

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$12,768	$15,267
Accrued compensation and employee benefits	17,968	11,352
Accrued interest	—	244
Accrued restructuring costs	2,599	5,222
Deferred revenue and advance payments	28,374	23,961
Notes payable	—	4,698
Net liabilities of discontinued operations	—	1,151

Total current liabilities	61,709	61,895

Deferred revenue and advance payments	2,750	1,381
Other long-term liabilities	2,443	2,402
Accrued restructuring costs	3,544	3,663
Notes payable	—	45,041

Total Liabilities	70,446	114,382

Stockholders’ Equity (Deficit):
Preferred stock undesignated; $0.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 12,362 and 9,157 shares issued and outstanding, respectively	12	9
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,604 and 4,619 shares issued and outstanding, respectively	4	5
Additional paid-in capital	387,625	305,334
Deferred compensation	—	(17)
Accumulated other comprehensive income	2,619	2,170
Accumulated deficit	(345,913)	(342,010)

Total Stockholders’ Equity (Deficit)	44,347	(34,509)

Total Liabilities and Stockholders’ Equity (Deficit)	$114,793	$79,873

MICROSTRATEGY INCORPORATED

Computation of basic and diluted earnings per share

(in thousands, except per share data)

(unaudited)

	Three months ended December 31, 2003			Three months ended December 31, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income from continuing operations	$16,729			$4,630

Gain on discontinued operations	765			—

Net income	17,494			4,630

Effect of common stock:
Weighted average shares of class A common stock	—	12,346		—	8,972
Weighted average shares of class B common stock	—	3,604		—	4,619

Basic earnings per share	17,494	15,950	$1.10	4,630	13,591	$0.34

Effect of dilutive securities:
Employee stock options	—	1,202		—	203
Series F preferred stock	—	—		—	43

Diluted earnings per share	$17,494	17,152	$1.02	$4,630	13,837	$0.33

MICROSTRATEGY INCORPORATED

Computation of basic and diluted earnings (loss) per share

(in thousands, except per share data)

(unaudited)

	Twelve months ended December 31, 2003			Twelve months ended December 31, 2002
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount

Net (loss) income from continuing operations	$(4,668)			$38,117

Gain on discontinued operations	765			—

Net (loss) income	(3,903)			38,117

Dividends, accretion and beneficial conversion feature on convertible preferred stock	—			(6,874)
Net gain on refinancing of series B, C and D convertible preferred stock	—			36,135

Net (loss) income attributable to common stockholders	(3,903)			67,378

Effect of common stock:
Weighted average shares of class A common stock	—	11,200		—	6,469
Weighted average shares of class B common stock	—	3,604		—	4,619
Series A preferred stock	—	—		327	160
Series B preferred stock	—			(15,311)	159
Series C preferred stock	—			(12,054)	95
Series D preferred stock	—	—		(2,992)	174

Basic (loss) earnings per share	(3,903)	14,804	$(0.26)	37,348	11,676	$3.20

Effect of dilutive securities:
Employee stock options	—	—		—	155
Series F preferred stock	—	—		—	155

Diluted (loss) earnings per share	$(3,903)	14,804	$(0.26)	$37,348	11,986	$3.12

The diluted loss per share calculation for the twelve months ended December 31, 2003 excluded employee stock options of 858,227 because their effect would have been anti-dilutive.

The numerator in the basic and diluted earnings per share calculation for the twelve months ended December 31, 2002 has been adjusted to deduct the $36.1 million gain on the refinancing of the series B, C and D convertible preferred stock and add back $6.1 million of dividends and accretion on the series A, B, C and D convertible preferred stock that would have been excluded from net income attributable to common stockholders assuming conversion at the beginning of the period under the if-converted method.

MICROSTRATEGY INCORPORATED

Additional Financial Information

Net Income (Loss) from Continuing Operations and Additional Financial Information

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net income (loss) from continuing operations	$16,729	$4,630	$(4,668)	$38,117

Additional Financial Information
Restructuring and impairment charges	—	1,434	1,699	4,198
Amortization of intangible assets	16	512	182	3,195
Loss on investments	—	—	—	523
Reduction in estimated cost of litigation settlement	—	—	—	(11,396)
(Gain) loss on early extinguishment of notes payable	—	(2,089)	31,069	(6,750)
Gain on contract termination	—	—	—	(16,837)
Discount amortization expense on notes payable	—	1,033	2,137	2,098
Income tax benefit – change in deferred tax valuation allowance	(5,175)	—	(5,175)	—
Other items	26	(48)	26	26

Total	$(5,133)	$842	$29,938	$(24,943)

Additional Financial Information – Cash vs. Non-cash

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Non-cash:
Restructuring and impairment charges	$—	$1,434	$—	$1,491
Amortization of intangible assets	16	512	182	3,195
Loss on investments	—	—	—	523
Reduction in estimated cost of litigation settlement	—	—	—	(11,396)
(Gain) loss on early extinguishment of notes payable	—	(2,089)	31,069	(6,750)
Gain on contract termination	—	—	—	(16,837)
Discount amortization expense on notes payable	—	1,033	2,137	2,098
Income tax benefit – change in deferred tax valuation allowance	(5,175)	—	(5,175)	—
Other items	—	—	—	284

Total non-cash	(5,159)	890	28,213	(27,392)

Cash:
Restructuring and impairment charges	—	—	1,699	2,707
Other items	26	(48)	26	(258)

Total cash	26	(48)	1,725	2,449

Total	$(5,133)	$842	$29,938	$(24,943)

Additional Financial Information – Diluted Weighted Average Shares Outstanding

The GAAP diluted loss per share calculation for the twelve months ended December 31, 2003 excluded employee stock options of 858,227 because their effect would have had an anti-dilutive impact on the net loss per share calculation during such period. Had the Company generated net income in accordance with GAAP, it would have been required under GAAP to include the dilutive effect of employee stock options in the computation of GAAP diluted weighted average shares outstanding.

MICROSTRATEGY INCORPORATED

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures

Management believes that the presentation of the additional financial information is helpful in understanding the ongoing operating results and cash flow indicators with respect to the Company’s core business because the additional financial items are non-cash or cash related gains and expenses incurred during the period that are not associated with ongoing operating results and are not cash flow indicators of the Company’s core business operations.

EBITDA and Additional Financial Information

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Net income (loss) attributable to common stockholders	$17,494	$4,630	$(3,903)	$67,378

Interest income	(99)	(119)	(644)	(728)
Interest expense	61	2,363	5,109	8,413
(Benefit) provision for income taxes	(3,722)	59	(2,587)	1,190
Depreciation and amortization	1,989	2,311	8,652	9,916
Amortization of intangible assets	16	512	182	3,195
Gain on discontinued operations	(765)	—	(765)	—

EBITDA	$14,974	$9,756	$6,044	$89,364

Additional Financial Information:
Restructuring and impairment charges	—	1,434	1,699	4,198
Loss on investments	—	—	—	523
Reduction in estimated cost of litigation settlement	—	—	—	(11,396)
(Gain) loss on early extinguishment of notes payable	—	(2,089)	31,069	(6,750)
Gain on contract termination	—	—	—	(16,837)
Other income	(449)	(356)	(307)	(2,109)
Dividends, accretion, and beneficial conversion feature on convertible preferred stock	—	—	—	6,874
Net gain on refinancing of series B, C and D convertible preferred stock	—	—	—	(36,135)

Total	$(449)	$(1,011)	$32,461	$(61,632)